As filed with the Securities and Exchange Commission on January 7, 2016
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Save-A-Lot, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-5352446
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Corporate Office Drive, Earth City, Missouri	63045
(Address of principal executive offices)	(Zip Code)
(314) 592-9100
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, par value $0.01 per share	New York Stock Exchange
Securities registered pursuant to Section 12(g) of the Act: None
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer
☒ Non-accelerated filer	☐ Smaller reporting company
(Do not check if a smaller reporting company)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND
ITEMS OF FORM 10
Our Information Statement is filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in our Information Statement. None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item No.	Caption	Location in Information Statement
Item 1.	Business
The following sections of our Information Statement are hereby incorporated by reference: “Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Separation and Distribution,” “Capitalization,” “Business,” “Certain Relationships and Related Party Transactions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Where You Can Find More Information”

Item 1A.	Risk Factors	The following sections of our Information Statement are hereby incorporated by reference: “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements”

Item 2.	Financial Information
The following sections of our Information Statement are hereby incorporated by reference: “Summary,” “Summary Historical Combined Financial and Other Data,” “Risk Factors,” “Capitalization,” “Unaudited Pro Forma Combined Financial Statements,” “Selected Historical Combined Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk,” “Index to Combined Annual Financial Statements” and “Index to Unaudited Combined Interim Financial Statements”

Item 3.	Properties	The following section of our Information Statement is hereby incorporated by reference: “Business—Properties”

Item 4.	Security Ownership of Certain Beneficial Owners and Management	The following section of our Information Statement is hereby incorporated by reference: “Ownership of Common Stock by Certain Beneficial Owners and Management”

Item 5.	Directors and Executive Officers	The following section of our Information Statement is hereby incorporated by reference: “Management and Certain Security Holders”

Item 6.	Executive Compensation
The following sections of our Information Statement are hereby incorporated by reference: “Management and Certain Security Holders,” “Compensation Discussion and Analysis,” “Executive Compensation” and “Certain Relationships and Related Party Transactions”

Item 7.	Certain Relationships and Related Transactions, and Director Independence	The following sections of our Information Statement are hereby incorporated by reference: “Certain Relationships and Related Party Transactions” and “Management and Certain Security Holders”

Item 8.	Legal Proceedings	The following section of our Information Statement is hereby incorporated by reference: “Business—Legal Proceedings”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
The following sections of our Information Statement are hereby incorporated by reference: “Summary,” “The Separation and Distribution,” “Dividend Policy,” “Capitalization” and “Description of Capital Stock”

Item 10.	Recent Sales of Unregistered Securities	Not applicable

Item 11.	Description of Registrant’s Securities to be Registered	The following sections of our Information Statement are hereby incorporated by reference: “Dividend Policy” and “Description of Capital Stock”

Item 12.	Indemnification of Directors and Officers	The following section of our Information Statement is hereby incorporated by reference: “Description of Capital Stock—Limitation on Liability, Indemnification of Officers and Directors and Insurance”

Item 13.	Financial Statements and Supplementary Data
The following sections of our Information Statement are hereby incorporated by reference: “Index to Combined Annual Financial Statements,” “Index to Unaudited Combined Interim Financial Statements,” and the statements referenced therein

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not applicable

Item 15.	Financial Statements and Exhibits
(a) Financial Statements.
The following sections of our Information Statement are hereby incorporated by reference: “Unaudited Pro Forma Combined Financial Statements,” “Index to Combined Annual Financial Statements,” “Index to Unaudited Combined Interim Financial Statements,” and the statements referenced therein

(b) Exhibits.
See Exhibit Index for documents filed as exhibits hereto.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Save-A-Lot, Inc.

Dated: January 7, 2016	By:	/s/ ERIC A. CLAUS
Eric A. Claus
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement between Save-A-Lot, Inc. and SUPERVALU INC.*

3.1	Form of Save-A-Lot, Inc. Amended and Restated Certificate of Incorporation*

3.2	Form of Save-A-Lot, Inc. Amended and Restated Bylaws*

4.1	Form of Stockholder's and Registration Rights Agreement between Save-A-Lot, Inc. and SUPERVALU INC.*

10.1	Form of Tax Matters Agreement between Save-A-Lot, Inc. and SUPERVALU INC.*

10.2	Form of Transition Services Agreement between Save-A-Lot, Inc. and SUPERVALU INC.*

10.3	Form of Employee Matters Agreement between Save-A-Lot, Inc. and SUPERVALU INC.*

10.4	Save-A-Lot, Inc. 2016 Stock Plan*

10.5	Save-A-Lot, Inc. 2016 Stock Plan Form of Stock Option Agreement*

10.6	Save-A-Lot, Inc. 2016 Stock Plan Form of Restricted Stock Agreement*

10.7	Save-A-Lot, Inc. Directors' Deferred Compensation Plan*

10.8	Letter Agreement, dated November 30, 2015, between SUPERVALU INC. and Eric Claus*

21.1	List of subsidiaries of Save-A-Lot, Inc.*

99.1	Preliminary Information Statement of Save-A-Lot, Inc., subject to completion, dated January 7, 2016

* To be filed by amendment.